FOR IMMEDIATE RELEASE
FISKER INC. ANNOUNCES FIRST QUARTER 2022 FINANCIAL RESULTS
•Q1 2022 operating results consistent with company expectations and full-year total spending guidance unchanged.
•Test and validation phase progressing well, 23 out of 55 complete Fisker Ocean prototypes built.
•2022 retail reservations continue at an elevated pace. Fisker Ocean reservations total more than 45,000 as of May 2, 2022, including 1,600 fleet reservations. This represents approximately 50% growth since last earnings call.
•Unveiled the Fisker Ocean to the European market at Mobile World Congress in Barcelona.
•Fisker will open pre-orders for the limited-edition Fisker Ocean One on July 1, 2022.
•Hyderabad in Telangana State selected as headquarters for Fisker's operations in India. The Hyderabad office will contribute to software and virtual vehicle development.
LOS ANGELES, CA -- (May 4, 2022) -- Fisker Inc. (NYSE: FSR) (“Fisker”) -- passionate creator of the world's most sustainable electric vehicles and advanced mobility solutions -- today announced its financial results for the first quarter ended March 31, 2022.
“We continued to make rapid progress in Q1 toward on-schedule Fisker Ocean start of production on November 17, 2022. I would like to thank our Fisker team members, suppliers, and partners for collaboratively helping us advance both the Fisker Ocean and PEAR platforms while navigating the volatile supply chain environment,” stated Henrik Fisker, Chairman and Chief Executive Officer of Fisker.
“As customers discover more about the upcoming Fisker Ocean, demand continues to accelerate. Early indications suggest many customers want the premium trim levels, which highlights the vehicle’s compelling features. I just returned from Europe where I had the opportunity to put the latest Fisker Ocean prototype through its paces, and it delivered amazing handling and performance with just over six months until start of production,” Fisker added.
First Quarter 2022 Business Highlights:
•Rapid progress moving from simulated to physical testing and validation across multiple workstreams. 23 out of 55 Fisker Ocean complete prototypes built in Magna’s production facility. Completed extensive winter testing in Sweden in March, durability testing in high-speed/high-load conditions in April, and ongoing IIHS crash testing.
•Fisker made its European debut of the Fisker Ocean at Mobile World Congress (MWC) in February and confirmed estimates for EU range and indicative European pricing. Following MWC, Fisker kicked off European marketing efforts: the Fisker Ocean has been on display at the Hamburg Airport in Germany and Scandinavia’s premier luxury destination Illums Bolighus in Copenhagen and expects to open its first European experience center in Munich later this year.
•On March 31st, Fisker announced that reservations had exceeded 40,000 for the Fisker Ocean SUV. Fisker does not expect to raise prices because of inflationary or commodity-cost pressures through 2023, but cannot guarantee pricing will remain static for vehicle orders received after the 40,000-

reservation number or vehicles produced from 2024 onwards. Throughout 2023, Fisker will prioritize and manufacture all Fisker Ocean One and Extreme orders, with any additional capacity being then allocated to Fisker Ocean Ultra and Sport.
•Fisker expects to begin contacting reservation holders later in May to prepare for the Fisker Ocean One launch edition pre-orders opening on July 1st. The Fisker Ocean One will be limited to 5,000 vehicles and will be fully loaded with all the features of the Fisker Ocean Extreme plus some signature features to stand out even further.
•Fisker published its Environmental Policy well in advance of November 2022 start of production date, keeping with its commitment to sustainability. Fisker intends to publish its first annual ESG report this summer.
•More than $1 billion of cash and cash equivalents at quarter-end was in line with internal expectations and is sufficient to fund the production launch of the Fisker Ocean in November 2022.
Recent Updates:
•Affirming the expected timing plan for Fisker Ocean start-of-production on November 17, 2022.
•Continued progress on the development of Fisker PEAR. Beginning to transition engineering and purchasing teams to PEAR.
•Fisker Ocean reservations are over 45,000 as of May 2, 2022 (net of cancellations), including 1,600 fleet reservations, representing up to $2.5 billion in potential revenue. This compares to 31,000 as of our Q4 2021 earnings call and 18,600 as of our Q3 2021 earnings call. The net daily retail reservation rate has continued at an accelerated rate compared to FY2021 and is on an annualized pace of over 68,000. Fisker PEAR reservations are over 2,500.
•As Fisker Ocean is entering into pre-production, we have intensified our “hyper” product plan development. PEAR design concept has been signed off and consists of at least three derivatives to be able to reach 1 million units a year by 2027.
•Our third vehicle is codenamed “Project Ronin”. We are working on a new radical integrated battery pack technology, where we expect to deliver the world’s longest range in a production vehicle. We aim for this vehicle to redefine the luxury sports car segment, with a new concept that currently does not exist. We expect to show the “Project Ronin” in August 2023 with production to follow in the second half of 2024.
•Fisker and Magna Steyr created a supply chain task force to ensure each supplier’s launch and ramp plans are aligned with Magna Steyr’s and to proactively address any supply chain challenges.
•Established India headquarters in the southern city of Hyderabad, Telangana State. Fisker’s expansion into India represents both a strategic market opportunity and a significant boost to global engineering capabilities, specifically software development and embedded electronics, virtual vehicle development support functions, data analytics, and machine learning. The Hyderabad office will work alongside the Fisker engineering and product development facilities in California. Fisker expects to hire 200 employees in the India headquarters by year-end, which is already up and running with initial staff hired.

•Fisker continues to expand its global footprint with 15 subsidiaries formed or in progress. Building on our existing presence in Germany, Austria, and the U.K., we have formed subsidiaries in India, China, France, Denmark and Canada in recent months with an additional half dozen countries currently underway.
•Recruitment continues at a strong pace. Fisker currently has a global team of 455 as of May 2, 2022, with new hiring in US, Europe, and India projected to boost that number to over 800 by the end of 2022.
First Quarter 2022 Financial Highlights:
•Cash and cash equivalents of $1.04 billion as of March 31, 2022.
•Loss from operations totaled $123.5 million, including $5.1 million of stock-based compensation expense.
•Net loss totaled $122.1 million and $0.41 loss per share.
•Net cash used in operating activities totaled $106.0 million and cash paid for capital expenditures totaled $45.8 million.
•Weighted average shares outstanding totaled 296.5 million for the three months ended March 31, 2022.
2022 Business Outlook
The following information reflects Fisker’s expectations for key non-GAAP operating expenses and capital expenditures for the full-year ending December 31, 2022. Fisker is projecting the total of these items to be within a range of $715 million to $790 million, consistent with our prior expectations last provided in the Q4 and Full Year 2021 Earnings Release.
1Excludes stock-based compensation expense. A reconciliation to the corresponding GAAP amount is not provided as the quantification of stock-based compensation excluded from the non-GAAP measure, which may be significant, cannot be reasonably calculated or predicted without unreasonable efforts.  The Non-GAAP adjustment for stock-based compensation expense requires additional inputs such as number of shares granted and market price volatilities that are not currently ascertainable.
Conference Call Information
Fisker Inc. will host a conference call to discuss the results at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) today, May 4, 2022. The live audio webcast, along with supplemental information, will be accessible on Fisker’s Investor Relations website at https://investors.fiskerinc.com. A recording of the webcast will also be available following the conference call.

Use of Non-GAAP Financial Measures (Unaudited)
This press release and the accompanying tables references certain non-generally accepted accounting principles in the United States (GAAP) financial measures, including non-GAAP adjusted loss from operations, non-GAAP selling, general, and administrative expense, non-GAAP research and development expense and non-GAAP total operating expenses. These non-GAAP financial measures differ from their directly comparable GAAP financial measures due to adjustments made to exclude stock-based compensation expense. None of these non-GAAP financial measures is a substitute for or superior to measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to any other performance measures derived in accordance with GAAP.
Fisker believes that presenting these non-GAAP financial measures provides useful supplemental information to investors about Fisker in understanding and evaluating its operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in financial and operational-decision making. However, there are a number of limitations related to the use of non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore any non-GAAP measures Fisker uses may not be directly comparable to similarly titled measures of other companies. Therefore, both GAAP financial measures of Fisker's financial performance and the respective non-GAAP measures should be considered together. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measure in the tables below.
Disclosure Information
Fisker uses the investor relations section on its website as a means of complying with its disclosure obligations under Regulation FD. It also uses various social media channels as a means of disclosing information about Fisker and its products to its customers, investors and the public (e.g., @fiskerinc, @fiskerofficial, #fiskerinc, #henrikfisker and #fisker on Twitter, Facebook, Instagram, YouTube, TikTok and LinkedIn). Accordingly, investors should monitor Fisker's investor relations website and social media channels in addition to following Fisker's press releases, SEC filings, and public conference calls and webcasts.
About Fisker Inc.
California-based Fisker Inc. is revolutionizing the automotive industry by developing the most emotionally desirable and eco-friendly electric vehicles on Earth. Passionately driven by a vision of a clean future for all, the company is on a mission to become the No. 1 e-mobility service provider with the world’s most sustainable vehicles. To learn more, visit www.Fiskerinc.com – and enjoy exclusive content across Fisker’s social media channels: Facebook, Instagram, Twitter, YouTube and LinkedIn. Download the revolutionary new Fisker mobile app from the App Store or Google Play store.
Forward-Looking Statements
This press release includes forward-looking statements, which are subject to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “feel,” “believes,” expects,” “estimates,” “projects,” “intends,” “should,” “is to be,” or the negative of such terms, or other comparable terminology and include, among other things, the statements quoted by our Chief Executive Officer, the timing of start of production of the Fisker Ocean, the expected number of Fisker employees at 2022 year-end, the sufficiency of our cash to fund production launch of the Fisker Ocean, the opening of our first European experience center, and statements regarding Fisker’s future performance under " 2022 Business Outlook," the reported financial results for the first quarter 2022, which are subject to completion of Fisker’s internal review, and other future events that involve risks and uncertainties. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: Fisker’s limited operating history; Fisker’s ability to enter into additional manufacturing and other contracts with Magna, or other OEMs or tier-one suppliers in order to execute on its business plan; the risk that OEM and supply partners do not meet agreed upon timelines or experience capacity constraints; Fisker may experience significant delays in the design, manufacture, regulatory approval, launch and financing of its vehicles; Fisker’s ability to execute its business model, including market acceptance of its planned products and services; Fisker’s inability to retain key personnel and to hire additional personnel; competition in the electric vehicle market; Fisker’s inability to develop a sales distribution network; and the ability to protect its intellectual property rights; and those factors discussed in Fisker’s Annual Report on Form 10-K, under the heading “Risk Factors,” filed with the Securities and Exchange Commission (the “SEC”), as supplemented by Quarterly Reports on Form 10-Q, and other reports and documents Fisker files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and Fisker undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.
Fisker Inc. Communications

Matthew DeBord, Sr. Director, Communications Strategy & Storytelling
mdebord@fiskerinc.com

Rebecca Lindland, Director, Communications
rlindland@fiskerinc.com

Frank Boroch, VP, Investor Relations & Treasury
investors@fiskerinc.com

First Quarter 2022 Financial Results
Fisker Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations
(amounts in thousands, except share and per share data)

Fisker Inc. and Subsidiaries
Unaudited Condensed Consolidated Balance Sheets
(amounts in thousands, except share and per share data)

Fisker Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows
(amounts in thousands, except share and per share data)

GAAP Loss from Operations to Non-GAAP Adjusted Loss from Operations
(Unaudited, amounts in thousands, except share and per share data)

Source: Fisker Inc.